                                                                Exhibit 1.A.5(e)


NEV-287-88

Endorsement

As of the Date of Issue of this Policy the following changes are made:

"The Fixed Account

The Fixed Account is a segmented fund within the general account of the Company.

If you elect the Fixed Account, the first date on which money is applied to the Fixed Account for the Policy is the latest of:

 .  45 days after Part I of the Application is signed;
 . 10 days after the Company mails the separate Notice of Withdrawal Right; . The date the first premium is received by the Company; and . The effective date of the election of the Fixed Account.

Before this date, the value of the portion of the net premium and any net Unscheduled Payment allocated to the Fixed Account will depend on the net investment performance of the Money Market sub-account of the Variable Account.

Each future net premium allocated to the Fixed Account will be applied as of its due date. Each net Unscheduled Payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Home Office. Each transfer to the Fixed Account will be applied as of the transfer date.

Fixed Account Interest

The rate of interest for each amount applied to the Fixed Account: will be the rate set by the Company in advance for the date the amount is applied to the Fixed Account; and will not be less than a rate equivalent to an annual effective rate of 5%. The effective interest rate used on your Policy will be the weighted average of all such rates for your Policy.

Each year, on the policy anniversary, the Company will determine a portion, if any, of the Policy's share of the Fixed Account which will be reinvested at the rate effective on that date.

Interest will be credited to the Fixed Account on a daily basis.

Restriction to New Amounts Applied to the Fixed Account

The Company reserves the right to restrict new amounts applied to the Fixed Account if the rate of interest that would be used for the new amount is a rate equivalent to an annual effective rate of 5%.

Transfers Out of the Fixed Account

You can transfer a limited portion of the Policy's share of the Fixed Account to the subaccounts once within 30 days before each policy anniversary. The transfer will be limited to the greater of: 15% of the Policy's share of the Fixed Account; and the amount of the Policy's share of the Fixed Account transferred to the sub-accounts the prior year.

Election of the Fixed Account

You can elect to have future net premiums and future net Unscheduled Payments applied to the Fixed Account. (See Section 1 net annual premiums.) You can change the election for future net premiums and future net Unscheduled Payments at any time by notice to the Company in writing. (See the Restriction of New Amounts Applied to the Fixed Account provision.) The portion to be applied to the Fixed Account must be a whole percent of the net premium and net Unscheduled Payment not less than 10."

is added to the Policy.

Modification of Tabular Values Section

"Tabular Values are used to determine the Death Benefit and the partial withdrawal available for Death Benefit Option 2 and to determine if the Special Premium Option can apply."

is substituted for

"Tabular Values are used to determine the Death Benefit and the partial withdrawal available for Death Benefit Option 2."

Modification of the Contract Section

"Postponement of Surrenders.  Transfers and Loans From The Fixed Account

The Company can postpone the payment of the portion of the Policy's Net Cash Value which is in the Fixed Account for not more than six months after surrender. If payment is postponed for more than 30 days, it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

The Company can postpone transfers from the Fixed Account for not more than six months from the date of the request. The effective date of the transfer is the date on which values are transferred from the Fixed Account.

The Company can postpone the making of any Policy Loan from the Fixed Account for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company."

is added to the Contract Section.

Modification of the Premiums Section
The following provision is added:

"Special Premium Option

If you elect this Option in writing it will take effect after the first policy year. When this Option is in effect, each time the Policy and Rider premiums have not been paid by the end of their grace period, the Company will determine if the Option will apply. This Option will apply if the following conditions are met:

 .  On the due date of the premium in default, the Cash Value minus the Tabular
   Value is equal to or greater than the total of the Policy and Rider premiums in default; and

 . Use of the Option will not result in the Policy Loan Balance exceeding the Loan Value of the Policy.

If the Option is applied, the Company will not require payment of the "Life" premium shown as payable "For Life." (See Section 1.) The Company will deduct from the Cash Value 92% of each of the following:

 . Any difference between the "Life" premium as payable in the current policy year and the "Life" premium shown as payable "For Life";

 .  Any Rider premium in default; and

 .  The administrative charge for the policy premium.

If the premiums are being paid at a frequency other than annual, the amount of the payment not required and the deduction will reflect the frequency of premium payment.

The amount will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account. If this Option is applied, the Policy will not lapse for nonpayment of premium.

If you have elected both this Option and the Option for Automatic Premium Payment by Policy Loans, the Company first will determine if this Option will apply. If this Option cannot be applied, the Company will determine if the Option for Automatic Premium Payment by Policy Loans will apply. (See Section 5.)

You can elect or cancel the Special Premium Option.

Use of this Option can have a permanent effect on Cash Values and Death
Benefits."

Modification of the Unscheduled Payments Section

"Each net Unscheduled Payment will be invested as of the date it is received by the Company at its Home Office."

is substituted for

"Each net Unscheduled Payment will be invested in the Account as of the date it is received by the Company at its Home Office"

Modification of the Variable Account Section

"Each future net premium allocated to the Account will be invested as of its due date. Each net Unscheduled Payment allocated to the Account will be invested as of the date it is received by the Company at its Home Office."

is substituted for the third paragraph of the Sub-Accounts provision.

"The Cash Value of the Policy at any time cannot be allocated among more than 10 sub-accounts, except with the consent of the Company; and the Fixed Account will be counted In the limit of 10.

The values and benefits of a policy depend on: the investment performance of the portfolios in which the sub-accounts are invested; and the interest credited to the Fixed Account. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy."

is substituted for the fifth and sixth paragraphs of the Sub-Accounts provision.

"After the Right to Return the Policy period you can transfer all or a portion of the Policy's existing share in a sub-account to another sub-account or to the Fixed Account. (See the Restriction of New Amounts Applied to the Fixed Account provision.)"

is substituted for the first sentence of the Transfer Option provision.

Modification of the Nonpayment of Premiums Section

"If the Policy is lapsed to Fixed Paid-Up Insurance or Fixed Extended Term Insurance, it will not be affected by the investment performance of the Account; and the interest rates used for the Fixed Account."

is substituted for the last sentence in the Lapse of Policy provision

"Lapse Options

If the Policy lapses because a premium is not paid, any Net Cash Value of the Policy less the amount of each partial surrender and partial withdrawal made during the grace period of the premium in default will be: transferred from the Fixed Account and the Account to the general account of the Company and used to continue the Policy in force either as

Fixed Paid-Up Insurance or Fixed Extended Term Insurance as stated below; or left in the Fixed Account and the Account and used to continue the Policy in force as Variable Paid-Up Insurance as stated below. Any Riders will lapse unless otherwise stated in the Rider. Any Policy Loan Balance will terminate when the Net Cash Value is used for this purpose."

is substituted for the Lapse Options provision.

"Variable Paid-Up Insurance has Cash Values and Loan Values. The Cash Value and Loan Value can increase or decrease on a daily basis, depending on: the investment performance of the elected sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return, Section 10.)

The Cash Value of the Variable Paid-Up Insurance is equal to: the Policy's share of the elected sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 12.) The amount of the Cash Value depends on: investment performance of the elected sub-accounts; interest credited to the Policy's share of the Fixed Account; cost of insurance charges; transfers among sub-accounts and the Fixed Account; and Policy Loans.

The cost of insurance is deducted from the Cash Value:

 . On the last day of each policy month; and . On the date the Policy is surrendered if it is other than the last day of the policy month.

The cost of insurance will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account."

is substituted for the fourth and fifth paragraphs of the Variable Paid-Up Insurance Option provision.

Modification of the Cash Value of the Policy Section

"Cash Value

The Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account until the later of: 45 days after Part I of the Application is signed; and 10 days after the Company mails the separate Notice of Withdrawal Right. Thereafter, the Cash Value of the Policy if all the premiums due have been paid is equal to: Policy's share of the elected sub-accounts; plus the Policy's share of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 12.) The amount of the Cash Value depends on: the frequency and amount of net premiums; the frequency and amount of net Unscheduled Payments; investment performance of the elected sub-accounts; interest credited to the Policy's share of the Fixed Account; Monthly Deductions; cost of insurance charges; partial surrenders; partial withdrawals; the use of the Special Premium Option; transfers among sub-accounts and the Fixed Account; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on: the actual investment performance of the elected sub-accounts; and the interest credited to the Policy's share of the Fixed Account. (See Actual Investment Return below.)"

is substituted for the first and second paragraphs of the Cash Value provision.

"The monthly charges will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account."

is substituted for

  "The monthly charges will be deducted in the same proportion as the Policy is invested in the sub-accounts."

in the Monthly Charges provision.

  "Unless you request otherwise, a partial withdrawal will reduce: first, the Policy's share of the Sub-accounts proportionately; and second, the Policy's share of the Fixed Account."

is substituted for

  "A partial withdrawal will reduce the Policy's share of the sub-accounts proportionately, unless you request otherwise."

in the Partial Withdrawal and Partial Surrender provision.

  "Unless you request otherwise, a partial surrender will reduce: first, the Policy's share of the sub-accounts proportionately; and second, the Policy's share of the Fixed Account."

is added to the Partial Withdrawal and Partial Surrender Provision.

  "Base Investment Return

  The Policy has a Base Investment Return for each Valuation Period for its share of each elected sub-account and of the Fixed Account. The Policy's Base Investment Return is the amount which would be earned by the Policy's share if the sub-account had investment performance and the Fixed Account had interest credited at a rate equivalent to an annual effective rate of 5%. The Base Investment of Return is used in the determination of: the Tabular Value; and the Variable Death Benefit under the Variable Paid-Up Insurance Option."

is substituted for the Base Investment Return provision.

  "The Policy has an Actual Investment Return for each Valuation Period for its share of each elected sub-account and of the Fixed Account.

  The Actual Investment Return for the Fixed Account for each Valuation Period is equal to (a) minus (b); where:

 .  (a)  is equal to the Policy's share of the Fixed Account as of the end of the
        Valuation Period;
               PLUS

      the monthly charges deducted in the Valuation Period;
               MINUS

     any net premium and net Unscheduled Payment credited during the Valuation Period;
               PLUS

     the total of the partial surrenders and partial withdrawals made during the Valuation period;
               PLUS

     the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value; and

 . (b)  is equal to the Policy's share of the Fixed Account for the most recent
       Valuation period."

is added to the Actual Investment Return provision.

Modification to the Policy Loans Section

  "Unless you request otherwise, Policy Loans will reduce first, the Policy's share of the sub-accounts proportionately and second, the Policy's share of the Fixed Account, except as noted below in the Interest on Loans; Policy Loan Balance provision."

is substituted for

  "Policy Loans will reduce the Policy's share of the sub-accounts proportionately, unless you request otherwise."

in the Policy Loans provision.

  "Unless the Policy is lapsed for Fixed Paid-Up Insurance or Fixed Extended Term Insurance, the Loan Value of the Policy is the amount which with loan interest will equal: 90% of the Cash Value of the Policy projected to the next policy anniversary or, if earlier, to the next premium due date; less the Surrender Charge on the next loan interest due date or, if greater, on the date the loan is made."

is substituted for the first sentence of the Loan Value provision.

  "Loan Interest not paid when due will be added to the Loan and will bear interest; when loan interest is added to the Loan, the Policy's share of the sub-accounts and of the Fixed Account will be reduced proportionately."

is substituted for the last sentence of the Interest on Loans; Policy Loan Balance provision.

  "Loan repayments will be allocated: first, to repay the Loans made against the Fixed Account; and second, unless you request otherwise, to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts."

is substituted for

  "Loan repayments will be allocated in the same proportion as the Policy is invested in the sub-accounts, unless you request otherwise."

in the Repayment of Loans provision.

New England Life Insurance Company
501 Boylston Street, Boston, Massachusetts


/s/  Robert A. Shafto    /s/  Daniel D. Jordan
President                Secretary

NEV-254-87

Endorsement

As of the Date of Issue of this Policy, the following changes are made:

Modification of the Premiums Section

The following provision is added:

"Special Premium Option

If you elect this Option in writing it will take effect after the first policy year. When this Option is in effect, each time the Policy and Rider premiums have not been paid by the end of their grace period, the Company will determine if the Option will apply. This Option will apply if the following conditions are met:

 .  On the due date of the premium in default, the Cash Value minus the Tabular
   Value is equal to or greater than the total of the Policy and Rider premiums in default; and

 . Use of the Option will not result in the Policy Loan Balance exceeding the Loan Value of the Policy.

If the Option is applied, the Company will not require payment of the "Life" premium shown as payable "For Life" (See Section 1). The Company will deduct from the Cash Value 92% of each of the following:

 . Any difference between the "Life" premium as payable in the current policy year and the "Life" premium shown as payable "For Life";

 .  Any Rider premium in default; and

 .  The administrative charge for the policy premium.

If the premiums are being paid at a frequency other than annual, the amount of the payment not required and the deduction will reflect the frequency of premium payment.

The amount will be deducted in the same proportion as the Policy is invested in the sub-accounts. If this Option is applied, the Policy will not lapse for nonpayment of premium.

If you have elected both this Option and the Option for Automatic Premium Payment by Policy Loans, the Company first will determine if this Option will apply. If this Option cannot be applied, the Company will determine if the Option for Automatic Premium Payment by Policy Loans will apply. (See Section 5.)

You can edit or cancel the Special Premium Option.

Use of this Option can have a permanent effect on Cash Value and Death
Benefits."

Modification of Tabular Values Section

"Tabular Values are used to determine the Death Benefit and the partial withdrawal available for Death Benefit Option 2 and to determine if the Special Premium Option can apply."

is substituted for

"Tabular Values are used to determine the Death Benefit and the partial withdrawal available for Death Benefit Option 2."

Modification of Cash Value of the Policy Section

The following provision is substituted for the Cash Value provision:

"Cash Value

Before the initial transfer to the elected sub-accounts, the Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account. Thereafter, the Cash Value of the Policy if all premiums due and required have been paid is equal to the total of the Policy's share of the elected sub-accounts and the amount for any assets transferred to the general investment account of the Company because of Policy Loans. (See Section 12.)

The amount of the Cash Value depends on: the frequency and amount of net premiums; the frequency and amount of net Unscheduled Payments; investment performance; Monthly Deductions; cost of insurance charges; partial surrenders; partial withdrawals; the usage of the Special Premium Option; transfers among sub-accounts; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on the investment performance of the elected sub-account. (See Actual Investment Return below.)

For 60 days after the due date of a Premium in default, the Cash Value will not be less than the Cash Value on the due date plus or minus the Actual Investment Return from the due date to the date of the calculation.

If the Policy is in force under the Fixed Paid-Up Insurance Option or the Fixed Extended Term Insurance Option: the Cash Value of the Policy on any date is equal to the net single premium which would be required to provide the insurance at the age of the Insured on that date; and for 31 days after each policy anniversary, the Cash Value will not be less than on the anniversary.

The Cash Value of the Policy is not increased by the Cash Value of any Rider, unless stated in the Rider."


New England Life Insurance Company
501 Boylston Street, Boston, Massachusetts

/s/  Robert A. Shafto    /s/  Daniel D. Jordan
President                Secretary

                                       2